DUFF & PHELPS REPORTS
FIRST QUARTER 2008 FINANCIAL RESULTS

YEAR-TO-DATE HIGHLIGHTS:

•	Revenues of $93.2 million, representing 20.2% growth compared to the 2007 first quarter

•	Adjusted EBITDA(1) of $18.8 million with a 20.2% margin

•	Adjusted pro forma net income per share(1) of $0.27

•	Expanded the Dispute and Legal Management Consulting practice through the addition of Dubinsky & Company and the hiring of several new managing directors

•	Increased global restructuring capability by adding experienced restructuring professionals in Paris

•	Continued expansion in Asia through the opening of a Shanghai office

NEW YORK, May 8, 2008 - Duff & Phelps Corporation (NYSE: DUF), a leading independent financial advisory and investment banking firm, today announced financial results for its first quarter of 2008.

For the three months ended March 31, 2008, Duff & Phelps generated revenues excluding reimbursable expenses of $93.2 million, an increase of 20.2% compared to $77.5 million for the corresponding prior year period.

Adjusted EBITDA(1) for the period was $18.8 million, representing 20.2% of revenues excluding reimbursable expenses, compared to $17.4 million for the corresponding prior year period, representing 22.5% of revenues excluding reimbursable expenses. Fully diluted net income per share of Class A common stock was $0.11. Adjusted pro forma net income(1) was $9.1 million, or $0.27 per share on a fully exchanged, fully diluted basis.

Duff & Phelps employed 916 client service professionals at March 31, 2008, compared to 691 client service professionals at March 31, 2007.

“The current environment continues to drive market demand for Duff & Phelps’ services,” said Noah Gottdiener, Chairman and Chief Executive Officer. “The global credit dislocation has created incremental opportunities for us, and we are pleased with the overall performance of our balanced service portfolio. Our first quarter results, along with the addition of our Paris restructuring practice, the hiring of several new managing directors in our dispute practice and the expansion in Asia through the opening of our Shanghai office, reflect our ongoing efforts to deliver sustainable long-term growth and value for our shareholders.”

“Our first quarter results were driven by demand across our service lines,” commented Gerry Creagh, President. “Growth in valuation of complex securities, portfolio investments, impairment analysis and our business in Europe and Asia offset tempered growth in other practice areas, such as domestic purchase price allocations.”

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(1) Adjusted EBITDA, adjusted pro forma net income and adjusted pro forma net income per share are non-GAAP financial measures. See definitions and disclosures on the following pages.

Earnings Call Webcast

As previously announced, Duff & Phelps will be hosting a conference call today, May 8, 2008, at 8:30 a.m. EDT, to discuss the Company’s financial results. Interested parties can access the webcast for this call through http://ir.duffandphelps.com/events.cfm.

About Duff & Phelps

Duff & Phelps Corporation (NYSE: DUF) is a leading provider of independent financial advisory and investment banking services, supporting client needs principally in the areas of valuation, transactions, financial restructurings and disputes. With more than 1,100 employees serving clients worldwide through offices in North America, Europe and Asia, Duff & Phelps is committed to fulfilling its mission to protect, recover and maximize value for its clients. Investment banking services are provided by Duff & Phelps Securities, LLC. Duff & Phelps Securities, Ltd. is authorized and regulated by The Financial Services Authority. For more information visit www.duffandphelps.com.

Explanatory Note

The Company is a Delaware corporation and was incorporated on April 23, 2007 as a holding company for the purpose of facilitating an initial public offering (“IPO”) of common equity and to become the sole managing member of Duff & Phelps Acquisitions, LLC and subsidiaries (“D&P Acquisitions”). The Company had not engaged in any business or other activities except in connection with its formation and the IPO. On September 27, 2007, a registration statement relating to shares of Class A common stock of the Company was declared effective and the price of such shares was set at $16.00 per share. The IPO closed on October 3, 2007.

Immediately prior to the closing of the IPO, D&P Acquisitions effectuated certain transactions intended to simplify the capital structure of D&P Acquisitions (“Recapitalization Transactions”). Prior to the Recapitalization Transactions, D&P Acquisitions' capital structure consisted of seven different classes of membership interests (Classes A through G, collectively “Legacy Units”), each of which had different capital accounts and amounts of aggregate distributions above which its holders share in future distributions. The net effect of the Recapitalization Transactions was to convert the multiple-class structure into a single new class of units called “New Class A Units.” Equity-based compensation discussed herein includes (a) grants of Legacy Units, (b) options to purchase shares of the Company’s Class A common stock granted in connection with the IPO (“IPO Options”) and (c) restricted stock awards and units issued in connection with the Company’s ongoing long-term compensation program (“Ongoing RSAs”).

References to the “Company” and “Successor” refer to the period subsequent to the IPO and related transactions of the Company and its consolidated subsidiaries, as fully described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 26, 2008. References to “Predecessor” refer to the period prior to the IPO and related transactions of D&P Acquisitions.

Disclosure Regarding Forward-Looking Statements

Statements in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act, which reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this discussion are based upon the historical performance of us and our subsidiaries and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us, or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and the risk factors section that are included in our Form 10-K as filed with the SEC on March 26, 2008. The forward-looking statements included in this press release are made only as of the date released. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure and is reconciled as follows (in thousands):

	Successor	Predecessor
	Three Months Ended
	March 31,	March 31,
	2008	2007

Revenues (excluding client reimbursables)	$93,153	$77,471

Net income/(loss)	$1,415	$(431)
Provision for income taxes	2,264	341
Non-controlling interest	5,277	-
Other expense, net	1,081	1,406
Depreciation and amortization	2,176	2,103
Acquisition retention expenses	310	692
Equity-based compensation associated with
Legacy Units and IPO Options included in
compensation and benefits	4,331	10,295
Equity-based compensation associated with
Legacy Units and IPO Options included in
selling, general and administrative	1,938	3,035

Adjusted EBITDA	$18,792	$17,441

Adjusted EBITDA as a percentage of revenues	20.2%	22.5%

Adjusted EBITDA, as defined by the Company, consists of net income or loss before (a) interest income and expense, (b) provision/(benefit) for income taxes, (c) other (income)/expense, (d) depreciation and amortization, (e) acquisition retention expenses, (f) equity-based compensation associated with Legacy Units of D&P Acquisitions, and IPO Options included in compensation and benefits, (g) equity-based compensation associated with Legacy Units of D&P Acquisitions and IPO Options included in selling, general & administrative expenses, (h) merger & acquisition costs and (i) non-controlling interest.

We believe that Adjusted EBITDA provides a relevant and useful alternative measure of our ongoing profitability and performance, when viewed in conjunction with GAAP measures, as it adjusts net income or loss for (a) interest expense and depreciation and amortization (a significant portion of which relates to debt and capital investments that have been incurred recently as the result of acquisitions and investments in stand-alone infrastructure which we do not expect to incur at the same levels in the future), (b) equity-based compensation associated with the Legacy Units (a significant portion of which is due to certain one-time grants associated with recent acquisitions) and the IPO Options, (c) acquisition retention expenses and other merger and acquisition costs, which are generally non-recurring in nature or are related to deferred payments associated with prior acquisitions, and (d) non-controlling interest.

Given our recent level of acquisition activity, related capital investments and one time equity grants associated with acquisitions (which we do not expect to incur at the same levels in the future) and the IPO, and our belief that, as a professional services organization, our operations are not capital intensive on an ongoing basis, we believe the Adjusted EBITDA measure, in addition to GAAP financial measures, provide a relevant and useful benchmark for investors, in order to assess our financial performance and comparability to other companies in our industry. The Adjusted EBITDA measure is utilized by our senior management to evaluate our overall performance and operating expense characteristics and to compare our performance to that of certain of our competitors. A measure substantially similar to Adjusted EBITDA is the principal measure that determines the compensation of our senior management team. In addition, a measure similar to Adjusted EBITDA is a key measure that determines compliance with certain financial covenants under our senior secured credit facility. Management compensates for the inherent limitations associated with using the Adjusted EBITDA measure through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net income or loss. Furthermore, management also reviews GAAP measures, and evaluates individual measures that are not included in Adjusted EBITDA such as our level of capital expenditures, equity issuance and interest expense, among other measures.

This non-GAAP financial measure is not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as operating income, net income or loss, net income or loss per share, cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, it should be noted that companies calculate Adjusted EBITDA differently and, therefore, Adjusted EBITDA as presented for us may not be comparable to Adjusted EBITDA reported by other companies.

Adjusted pro forma net income, as defined by Duff & Phelps, consists of Adjusted EBITDA (as defined above), less depreciation and amortization, interest income and expense, other income and pro forma corporate income tax applied at an assumed 41.2% rate. Adjusted pro forma net income per share, as defined by Duff & Phelps, consists of adjusted pro forma net income divided by the aggregate number of the Company's Class A and Class B shares outstanding as of March 31, 2008, incorporating the material effects, if any, of dilutive shares.

Investor and Media Relations

Marty Dauer
(212) 871-7700
investor.relations@DuffandPhelps.com

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Successor	Predecessor
	Three Months Ended
	March 31,	March 31,
	2008	2007

Revenues	$93,153	$77,471
Reimbursable expenses	2,328	2,448
Total revenues	95,481	79,919

Direct client service costs
Compensation and benefits (includes $4,624 and
$10,295 of equity-based compensation for the three months
ended March 31, 2008 and 2007, respectively)	53,044	51,240
Other direct client service costs	1,622	649
Acquisition retention expenses	310	692
Reimbursable expenses	2,269	2,545
	57,245	55,126

Operating expenses
Selling, general and administrative (includes $2,714 and
$3,035 of equity-based compensation for the three months
ended March 31, 2008 and 2007, respectively)	26,023	21,374
Depreciation and amortization	2,176	2,103
	28,199	23,477

Operating income	10,037	1,316

Other expense/(income)
Interest income	(483)	(500)
Interest expense	973	1,791
Other expense	591	115
	1,081	1,406

Income/(loss) before non-controlling interest
and income taxes	8,956	(90)

Non-controlling interest	5,277	-
Provision for income taxes	2,264	341

Net income/(loss)	$1,415	$(431)

Weighted average shares of Class A common stock outstanding
Basic	13,064
Diluted	13,064

Net income per share of Class A common stock
Basic	$0.11
Diluted	$0.11

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(In thousands, except rate-per-hour and headcount data)
(Unaudited)

	Successor	Predecessor
	Three Months Ended
	March 31,	March 31,	Unit	Percent
	2008	2007	Change	Change
Financial Advisory
Revenues (excluding reimbursables)	$73,933	$58,693	$15,240	26.0%
Segment operating income	12,020	10,992	1,028	9.4%
Segment operating income margin	16.3%	18.7%	(2.5)%	N/A

Investment Banking
Revenues (excluding reimbursables)	$19,220	$18,778	$442	2.4%
Segment operating income	6,713	6,546	167	2.6%
Segment operating income margin	34.9%	34.9%	0.1%	N/A

Average Client Service Professionals
Financial Advisory	782	573	209	36.5%
Investment Banking	103	108	(5)	(4.6)%
Total	885	681	204	30.0%

End of Period Client Service Professionals
Financial Advisory	807	591	216	36.5%
Investment Banking	109	100	9	9.0%
Total	916	691	225	32.6%

Revenue per Client Service Professional
Financial Advisory	$95	$102	$(7)	(6.9)%
Investment Banking	187	174	13	7.5%
Total professionals	105	114	(9)	(7.9)%

Financial Advisory Utilization Rate(1)	66.1%	67.5%	(1.4)%	(2.1)%
Financial Advisory Rate-per-Hour(2)	$326	$314	$12	3.8%

Total
Revenues (excluding reimbursables)	$93,153	$77,471

Segment operating income	$18,733	$17,538
Net client reimbursable expenses	59	(97)
Equity-based compensation from Legacy Units and IPO Options	(6,269)	(13,330)
Depreciation and amortization	(2,176)	(2,103)
Acquisition retention expense	(310)	(692)
Operating income	10,037	1,316
Other expense/(income), net	1,081	1,406
Non-controlling interest	5,277	-
Provision for income taxes	2,264	341
Net income/(loss)	$1,415	$(431)

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(1)
The utilization rate for any given period is calculated by dividing the number of hours Financial Advisory client service professionals (except certain professionals associated with Rash, the Company’s wholly owned subsidiary) worked on client assignments during the period by the total available working hours for all of such client service professionals during the same period, assuming a 40 hour work week, less paid holidays and vacation days.

(2)	Average billing rate per hour is calculated by dividing applicable revenues for the period by the number of hours worked on client assignments during the same period.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
ADJUSTED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31, 2008
	As			Adjusted
	Reported	Adjustments		Pro Forma

Revenues	$93,153	$-		$93,153
Reimbursable expenses	2,328	-		2,328
Total revenues	95,481	-		95,481

Direct client service costs
Compensation and benefits (includes $4,624 of equity-based
compensation for the three months ended March 31, 2008
as reported)	53,044	(4,331)	(a)	48,713
Other direct client service costs	1,622	-		1,622
Acquisition retention expenses	310	(310)	(b)	-
Reimbursable expenses	2,269	-		2,269
	57,245	(4,641)		52,604

Operating expenses
Selling, general and administrative (includes $2,714 of equity-
based compensation for the three months ended March 31,
2008 as reported)	26,023	(1,938)	(a)	24,085
Depreciation and amortization	2,176	-		2,176
	28,199	(1,938)		26,261

Operating income	10,037	6,579		16,616

Other expense/(income)
Interest income	(483)	-		(483)
Interest expense	973	-		973
Other expense	591	-		591
	1,081	-		1,081

Income before non-controlling interest and income taxes	8,956	6,579		15,535

Non-controlling interest	5,277	(5,277)	(c)	-
Provision for income taxes	2,264	4,136	(d)	6,400

Net income	$1,415	$7,720		$9,135

Pro forma fully exchanged, fully diluted shares outstanding			(e)	34,117

Adjusted pro forma net income per fully exchanged, fully diluted shares outstanding				$0.27

____________________

(a)	Represents elimination of equity-based compensation associated with Legacy Units and IPO Options.

(b)	Represents elimination of expense associated with deferred payments made in connection with the acquisition of Standard & Poor’s Corporate Value Consulting business in September 2005.

(c)	Represents elimination of the non-controlling interest associated with the ownership by existing unitholders of D&P Acquisitions (excluding D&P Corporation), as if such unitholders had fully exchanged their partnership units and Class B common stock of the Company for shares of Class A common stock of the Company.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
ADJUSTED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

(d)
Represents an adjustment to reflect an assumed effective corporate tax rate of approximately 41.2%, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction.  Assumes full exchange of existing unitholders' partnership units and Class B common stock of the Company into Class A common stock of the Company.

(e)
Based on the weighted-average number of aggregated Class A and Class B shares of common stock outstanding as of March 31, 2008. The Company believes that IPO Options and Ongoing RSAs at March 31, 2008 would not be considered dilutive when applying the treasury method.

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